UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):                       May 20, 2003

SUN HEALTHCARE GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-49663	85-0410612
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

18831 Von Karman, Suite 400
Irvine, CA 92612
(949) 255-7100

(Address and telephone number of Registrant)

Item 9.  Regulation FD Disclosure

     Information Provided Under Item 12 (Results of Operations and Financial Condition). The following information is furnished pursuant to Item 12, "Results of Operations and Financial Condition." On May 20, 2003, Sun Healthcare Group, Inc. announced results for its first quarter ended March 31, 2003. The full text of the press release is furnished as Exhibit 99.1 to this report.
Exhibits

99.1	Press release dated May 20, 2003

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SUN HEALTHCARE GROUP, INC.

/s/ Jennifer L. Botter
Name: Jennifer L. Botter
Title: Vice President and Corporate Controller

Dated:  May 20, 2003